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                                                                   EXHIBIT 23(c)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 21, 1998 relating to the financial statements of World Carpets, Inc. and Subsidiary as of June 28, 1998 and for the years ended June 28, 1998 and June 29, 1997 which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
April 23, 1999